EXHIBIT 4.3












                               LANCER CORPORATION

                              STOCK INCENTIVE PLAN





                          Effective Date: March 1, 1996









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                                TABLE OF CONTENTS

SECTION 1 - PURPOSE OF PLAN                                                   P1

SECTION 2 - DEFINITIONS                                                       P1

SECTION 3 - PARTICIPATION                                                     P2

SECTION 4 - SHARES SUBJECT TO PLAN                                            P2
                  (a)      Maximum Shares                                     P2
                  (b)      Adjustment of Shares and Price                     P3

SECTION 5 - GENERAL TERMS AND CONDITIONS OF OPTIONS                           P3
                  (a)      General Terms                                      P3
                  (b)      Exercise Price                                     P4

SECTION 6 - EXERCISE OF OPTIONS                                               P4
                  (a)      General Exercise Rights                            P4
                  (b)      Notice of Exercise                                 P4
                  (c)      Exercise After Termination of Employment           P5
                  (d)      Payment of Option Exercise Price                   P5
                  (e)      Payment With Loan                                  P6
                  (f)      Rights as a Shareholder                            P6
                  (g)      Effect of Dissolution, Merger, Etc                 P6


SECTION 7 - SPECIAL PROVISIONS FOR ISOS                                       P7

SECTION 8 - RESTRICTIONS ON TRANSFERS; GOVERNMENT REGULATION                  P8
                  (a)      Awards Not Transferable                            P8
                  (b)      Government Regulations                             P8

SECTION 9 - TAX WITHHOLDING                                                   P8

SECTION 10 - ADMINISTRATION OF PLAN                                           P9
                  (a)      The Committee                                      P9
                  (b)      Committee Action                                   P9
                  (c)      Committee Authority                                P9
                  (d)      Indemnification                                   P10

SECTION 11 - EFFECTIVE DATE                                                  P10

SECTION 12 - AMENDMENT AND TERMINATION                                       P10
                  (a)      The Plan                                          P10
                           (i)      Amendment                                P10
                           (ii)     Termination                              P11
                  (b)      Awards                                            P11

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SECTION 13 - MISCELLANEOUS                                                   P11
                  (a)      Employment                                        P11
                  (b)      Multiple Awards                                   P11
                  (c)      Written Notice                                    P11
                  (d)      Applicable Law; Severability                      P12

























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                               LANCER CORPORATION

                              STOCK INCENTIVE PLAN

                           SECTION 1 - PURPOSE OF PLAN

This Stock Incentive Plan is intended to promote the long-term interests of the Company and its shareholders by providing officers and other key employees of the Company and its Affiliates and other key individuals (including non-employees) with an additional incentive to promote the financial success of the Company and its Affiliates.

                             SECTION 2 - DEFINITIONS

Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

     (a) Affiliate: Any parent corporation or subsidiary corporation s of the Company, as such terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b) Agreement: A stock option agreement evidencing an Award in such form as adopted by the Committee pursuant to the Plan.

     (c)  Award: An award of an Option under the Plan.

     (d)  Board of Directors: The Board of Directors of the Company.

     (e)  Code: The Internal Revenue Code of 1986, as amended from time to time.

     (f) Committee: The Compensation Committee of the Board of Directors or such other committee appointed by the Board of Directors which meets the requirements set forth in Section 10(a) hereof.

     (g)  Company: Lancer Corporation, a Texas corporation.

     (h) Effective Date: The date on which the Plan shall become effective as set forth in Section 11 hereof.

     (i) Exchange Act: The Securities Exchange Act of 1934, as amended, together with all regulations and rules issued thereunder.

     (j) Exercise Price: The price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option.

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     (k)  Fair Market Value: As applied to a specific date, the mean between the highest and lowest quoted selling price of a Share on the American Stock Exchange on such date, or if there are no reported sales on such date, on the last preceding date on which sales were reported. The Fair Market Value determined by the Committee in good faith in such manner shall be final, binding and conclusive on all parties.

     (l) ISO: An Option intended to qualify as an incentive stock option, as defined in Section 422 of the Code or any statutory provision that may replace such Section.

     (m)  NQSO:  An  Option  not  intended  to  be  an  ISO  and   designated  a
          nonqualified stock option by the Committee.

     (n)  Option: Any ISO or NQSO granted under the Plan.

     (o) Participant: An individual who has been granted an Award under the Plan.

     (p) Plan: This Lancer Corporation Stock Incentive Plan, as the same may be amended from time to time.

     (q) Related: An Option which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of another Option

     (r) Shares: Shares of the Company s authorized but unissued or reacquired $.01 par value common stock, or such other class or kind of shares or other securities as may be applicable pursuant to the provisions of
          Section 4(b) hereof.

     (p) Subsidiary: Any subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code.

                            SECTION 3 - PARTICIPATION

Except as modified below, the class of person eligible to receive Awards under the Plan shall be those officers and other key employees of the Company or its Affiliates and those non-employees of the Company or its Affiliates, as designated by the Committee from time to time, but in no case shall any members of the Committee be eligible to receive any Award under the Plan. Although designated non-employees are eligible to participate in the Plan, non-employees are not eligible to receive an ISO under this Plan.

                       SECTION 4 - SHARES SUBJECT TO PLAN

     (a) Maximum Shares. Subject to adjustment by the operation of Section 4(b) hereof, the maximum number of shares with respect to which Awards may be made under the Plan is 900,000. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option to the extent that it terminates without being exercised, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

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     (b)  Adjustment  of Shares  and  Price.  In the event  that the  Shares are changed into or exchanged for a different kind or number of shares of Stock or securities of the Company as the result of any stock dividend, stock split, combination of shares, exchange of shares,
          merger,  consolidation,  reorganization,   recapitalization  or  other
          change in capital structure, then the number of Shares subject to this
          Plan  and  to  Awards  granted   hereunder  and  the  purchase  price,
          repurchase price or Exercise Price for such Shares shall be equitably adjusted by the Committee to prevent the dilution or enlargement of Awards, and my new stock or securities into which the Shares are changed or for which they are exchanged shall be substituted for the Shares subject to this Plan and to Awards granted hereunder; provided,
          however,   that  fractional  shares  may  be  deleted  from  any  such adjustment or substitution.

               SECTION 5 - GENERAL TERMS AND CONDITIONS OF OPTIONS

     (a) General Terms. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions:

          (i)  the Exercise Price of any Option,  determined in accordance  with
               Section 5(b) hereof;

          (ii) the number of Shares subject to, and the expiration date of, any Option; provided, however, that no Option shall have a term in excess of 10 years from the date of grant of the Option;

          (iii)the manner, time and rate (cumulative or otherwise) of exercise of such Option; and

          (iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option. The Committee may, as a condition of granting any Option, require that a Participant agree not to thereafter exercise one or more Options previously granted to such Participant.

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(b)  Exercise  Price.The Exercise Price shall be determined by the Committee and shall not be less than the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value per Share.

                         SECTION 6 - EXERCISE OF OPTIONS

(a) General Exercise Rights. An Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and with respect to an Option granted to an employee of the Company or its Affiliates except as provided in Section 6(c) hereof, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant is an employee of, and has continuously since the grant thereof been an employee of the Company or an Affiliate. Transfer of employment between Affiliates or between an Affiliate and the Company shall not be considered an interruption or termination of employment for any purpose of this Plan. Neither shall a leave of absence at the request, or with the approval, of the Company or an Affiliate be deemed an interruption or termination of employment, so long as the period of such leave does not exceed 90 days, or, if longer, so long as the Participant s right to re-employment with the Company or an Affiliate is guaranteed by contract. An Option also shall contain such conditions upon exercise (including, without limitations, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitations, Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission.

(b) Notice of Exercise. An Option may not be exercised with respect to less than 25 Shares, unless the exercise relates to all Shares covered by the Option at the date of exercise. An Option shall be exercised by delivery of a written notice to the Company. Such notice shall state the election to exercise the Option and the number of whole Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either: (a) be accompanied by payment of the full Exercise Price and all applicable withholding taxes, in which event the Company shall deliver any certificate(s) representing Shares which the Participant is entitled to receive as a result of the exercise as soon as practicable after the notice has been received; or (b) fix a date (not less than 5 nor more than 15 business days from the date such notice has been received by the Company) for the payment of the full Exercise Price and all applicable withholding taxes, against delivery by the Company of any certificate(s) representing Shares which the Participant is entitled to receive as a result of the exercise. Payment of such Exercise Price and withholding taxes shall be made as provided in Sections 6(d) and 9, respectively. In the event the Option shall be exercised pursuant to Section 6(c)(i) hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

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(c)  Exercise  After  Termination  of  Employment  . With  respect  to an Option granted to an employee of the Company or its Affiliates, except as otherwise determined by the Committee at the date of grant of the Option or Award and as is provided in the applicable Agreement evidencing the Option, upon termination of a Participant s employment with the Company or any of its Affiliates, such Participant (or in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) may exercise such Option during the following periods of time (but in no event after the normal expiration date of such Option):

     (i) in the case of termination as a result of death, disability or retirement of the Participant, the option shall remain exercisable (as to the number of shares exercisable on the termination date) for one year after the date of termination; for this purpose, disability shall mean much physical or mental condition affecting the Participant as determined by the Committee in its sole discretion, and retirement shall mean voluntary retirement from the Company or any Affiliate;

     (ii) in the case of termination for cause, the Option shall immediately terminate and shall no longer be exercisable; and

     (iii)in the case of termination for any reason other than those set forth in subparagraphs (i) and (ii) above, with respect to the shares exercisable on the date of termination, the Option shall remain exercisable for 90 days after the date of termination.

To the extent the Option is not exercised within the foregoing periods of time, the Option shall automatically terminate at the end of the applicable period of time. Notwithstanding the foregoing provisions, failure to exercise an ISO within the periods of time prescribed under Section 421 and 422 of the Code shall cause an ISO to cease to be treated as an incentive stock option for purposes of Section 421 of the Code.

     (d) Payment of Option Exercise Price. Upon the exercise of an Option, payment of the Exercise Price shall be made either (i) in cash (by certified check, personal check, bank draft or money order), (ii) with the consent of the Committee and subject to Section 6(e) hereof, by delivering the Participant s duly-executed promissory note and related documents, (iii) with the consent of the Committee, by delivering Shares owned by the Participant for more than six (6) months valued at Fair Market Value, or (iv) by a combination of the foregoing forms of payment.
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
     (e) Payment With Loan. The Committee may in its sole discretion assist any Participant in the exercise of one or more Options granted to such Participant under the Plan by authorizing the extension of a loan to such Participant from the Company. Except as otherwise provided in this Section 6(e), the terms of any loan (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. The maximum amount of any loan shall not exceed 80% of the Exercise Price payable for the Shares being purchased. Any such loan by the Company shall be with full recourse against the Participant to whom the loan is granted, shall be secured in whole or in part by the Shares so purchased, and shall bear interest at a rate not less than the minimum interest rate required at the time of purchase of the Shares in order to avoid having imputed interest or original issue discount under Section 483 or 1272 of the Code. In addition, any such loan by the Company to an employee shall become immediately due and payable in full, at the option of the Company, upon termination of the Participant s employment with the Company or its Affiliates for any reason or upon a sale of any Shares acquired with such loan to the intent of the cash and fair market value of any property received by the Participant in such sale. The Committee may make arrangements for the application of payroll deductions from compensation payable to the Participant to amounts owing to the Company under any such loan. Until any loan by the Company under this
          Section 6(e) is fully paid in cash, the Shares shall be pledged to the Company as security for such loan and the Company shall retain physical possession of the stock certificates evidencing the Shares so purchased together with a duly executed stock power for such Shares. No loan shall be made hereunder unless counsel for the Company shall be satisfied that the loan and the issuance of Shares funded thereby will be in compliance with all applicable Federal, state and local laws.

     (f) Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any Shares issuable an exercise of any Option until the date of the issuance of a stock certificate to the Participant for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4(b) hereof.

     (g)  Effect  of   Dissolution,   Merger,   Etc.  Upon  the  dissolution  or
          liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property of the Company to another corporation, this Plan shall terminate, and any outstanding Options shall terminate, unless provision be made in connection with such transaction for the assumption of such Options and Awards, or the substitution for such Options and Awards of new incentive awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of Shares and prices.

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

                    SECTION 7 - SPECIAL PROVISIONS FOR ISOS

Any provision of the Plan to the contrary notwithstanding the following special provisions shall apply to all ISOs granted under the Plan:

     (a) the Option must be expressly designated as an ISO by the Committee and the ISO Agreement;

     (b) no ISO shall be granted more than ten years from the Effective Date of the Plan and no ISO shall be exercisable more than ten years from the date such ISO is granted;

     (c) the Exercise Price of any ISO shall not be less than the Fair Market Value per Share on the date such ISO is granted;

     (d) no ISO shall be granted to any individual who, at the time such ISO is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate unless the Exercise Price of such ISO is at least 110% of the Fair Market Value per Share at the date of grant and such ISO is not exercisable after the expiration of five years from the date such ISO is granted;

     (e) the aggregate Fair Market Value (determined as of the time any ISO is granted) of any Company stock with respect to which any ISOs granted to a Participant are exercisable for the first time by such Participant during any calendar year (under this Plan and all other stock option plans of the Company and any of its Affiliates and any predecessor of any such corporation) shall not exceed $100,000 as required under Section 422(d)(7) of the Code. (To the extent the $100,000 limit is exceeded, the $100,000 in options, measured as described above, granted earliest in time will be treated as ISOs);

     (f) no ISO shall be granted to an individual who is not an employee of the Company or its Affiliates at the time such ISO is Granted; and

     (g) any other terms and conditions as may be required in order that the ISO qualifies as an incentive stock option under Section 422 of the Code or successor provision.

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


          SECTION 8 - RESTRICTIONS ON TRANSFERS; GOVERNMENT REGULATION

     (a) Awards Not Transferable. No Option nor any right or interest of a Participant under the Plan in any instrument evidencing any Option under the Plan may be assigned, encumbered, or transferred, except, in the event of the death of a Participant, by will or the laws of descent and distribution.

     (b) Government Regulations. This Plan, the granting of Awards under this Plan and the issuance or transfer of Shares (and/or the payment of money) pursuant thereto are subject to all applicable Federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency including without limitation no action positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan and no Shares shall be issued by the Company, nor cash payments made by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing or for quotation an any stock exchange or automated quotation system on which Shares may then be listed or quoted, and (ii) the completion and effectiveness of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

                           SECTION 9 - TAX WITHHOLDING

The Company shall have the right to withhold from amounts due Participants, or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by reason of participation in the Plan, and the obligations of the Company under the Plan shall be conditional on payment of such taxes. The Participant may, prior to the due date of any taxes, pay such amounts to the Company in cash or with the consent of the Committee, in Shares (which shall be valued at their Fair Market Value on the date of payment). There is no obligation under this Plan that any Participant be advised of the existence of the tax or the amount required to be withheld. Without limiting the generality of the foregoing, in any case where it determines that a tax is or will be required to be withheld in connection with the issuance or transfer or vesting of Shares under this Plan, the Company may, pursuant to such rules as the Committee may establish, reduce the number of such Shares so issued or transferred by such number of Shares as the Company may deem appropriate in its sole discretion to accomplish such withholding or make such other arrangement as it deems satisfactory. NotwithstandIng any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission.

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

                       SECTION 10 - ADMINISTRATION OF PLAN

     (a) The Committee. The Plan shall be administered by the Committee, which shall be comprised of two or more members of the Board of Directors, each of whom shall be a disinterested person a defined in Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission.

     (b) Committee Action. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business, and any determination or action may be taken at a meeting by a majority vote or may be taken without a meeting by a written resolution signed by all members of the Committee. All decisions and determinations of the Committee shall be final conclusive and binding upon all Participants and upon all other persons claiming any rights under the Plan with respect to any Options. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for willful misconduct in the performance of their duties.

     (c) Committee Authority. In amplification of the Committee s powers and duties, but not by way of limitation, the Committee shall have full authority and power to:

          (i)  Construe and interpret the  provisions of the Plan and make rules
               and   regulations  for  the   administration   of  the  Plan  not
               inconsistent with the Plan;

          (ii) Decide all questions of eligibility for Plan participation and for the grant of Awards;

          (iii)Adopt forms of Agreements and other documents consistent with the Plan;

          (iv) Engage agents to perform legal, accounting and other such professional services as it may deem proper for administering the Plan; and

          (v) Take such other actions as may be reasonably required or appropriate to administer the Plan or to carry out the Committee activities contemplated by other sections of this Plan.

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

(d) Idemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the Board of Directors and the members of the Committee shall be indemnified by the Company against the reasonable expenses, including court costs and reasonable attorneys fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein. to which they or any of than may be a part by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.

                           SECTION 11- EFFECTIVE DATE

The effective date of this Plan shall be March 1, 1996 (the date such Plan was approved by the Board of Directors), subject to receipt of shareholder approval of this Plan within one year of that date. All Awards pursuant to this Plan prior to receipt of shareholder approval shall be effective when made but shall be subject to the terms of this Plan only upon receipt of such shareholder approval. If such approval is not received within the one-year period specified above, all Awards made on or after March 1, 1996 shall be forfeited.

                     SECTION 12 - AMENDMENT AND TERMINATION

(a)  The Plan

     (i) Amendment. The Board of Directors may amend the Plan from time to time in its sole discretion; provided, however, that no such amendment shall, without the approval of the shareholders of the Company if such approval is required by the laws of the State of Texas or Section 422 of the Code or Rule 16b-3 under the Exchange Act: (a) change the class of persons eligible to receive Awards or otherwise materially modify the requirements as to eligibility for participation in the Plan; (b) increase the aggregate number of Shares with respect to which Awards may be made under the Plan; (c) materially increase the benefits accruing to Participants under the Plan; or (d) remove the administration of the Plan from the Committee or render any member of the Committee eligible to receive an Award under the Plan while serving thereon. Any purported amendment in violation of these restrictions shall be void and of no effect. Furthermore, no amendment shall impair the rights of any Participants under any Award theretofore made under the Plan, without the Participants consent.

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     (ii) Termination . The Board of Directors may suspend or terminate the Plan at any time. Upon termination of the Plan, no additional Awards shall be granted under the Plan; provided, however, that the terms of the Plan shall continue in full force and effect with respect to outstanding and unexercised Options granted under the Plan and Shares issued under the Plan.

(b) Awards. Subject to the terms and conditions and the limitations of the Plan, the Committee may in the exercise of its sole discretion modify, extend or renew the terms of outstanding Awards (to the extent not theretofore exercised) and authorize the granting of new Awards in substitution therefor (to the extent not theretofore exercised). Without limiting the generality of the foregoing, the Committee may in its discretion at any time accelerate the time at which any Option is exercisable, subject to compliance with the requirements of Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, impair any rights or obligations under any Awards theretofore granted under the Plan.

                           SECTION 13 - MISCELLANEOUS

(a) Employment. Neither the establishment of the Plan nor any amendments thereto, nor the granting of any Award under the Plan, shall be construed as in any way modifying or affecting, or evidencing any intention or understanding with respect to, the terms of the employment of any Participant with the Company or any of its Affiliates. No person shall have a right to be granted Awards or, having been selected as a Participant for one Award, to be so selected again.

(b) Multiple Awards. Subject to the terms and restrictions set forth in the Plan, a Participant may hold more than one Award.

(c) Written Notice. As used herein, any notices required hereunder shall be in writing and shall be given on the forms, if any, provided or specified by the Committee. Written notice shall be effective upon actual receipt by the person to whom such notice is to be given; provided, however, that in the case of notices to Participants and their heirs, legatees and legal representatives, notice shall be effective upon delivery if delivered personally or three business days after mailing, registered first class postage prepaid to the last known address of the person to whom notice is given. Written notice shall be given to the Committee and the Company at the following address or such other address as may be specified from time to time.

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

                                      Lancer Corporation
                                      235 West Turbo
                                      San Antonio, Texas 78216
                                      Attn:  Secretary

(d) Applicable Law; Severability. The Plan shall be governed by and construed in all respect in accordance with the laws of the State of Texas. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
















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